UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2014

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware		73-1564280
(State or other jurisdiction of incorporation or organization)	Commission File No.: 0-26823	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03           AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE OF FISCAL YEAR

Effective June 16, 2014, Alliance Resource Management GP, LLC, as the managing general partner of Alliance Resource Partners, L.P. (the “Partnership”) and as lawful agent and attorney-in-fact for the Partnership’s limited partners, entered into the Third Amended and Restated Agreement of Limited Partnership of Alliance Resource Partners, L.P. (the “Partnership Agreement”), which amends and restates the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.  The Partnership Agreement amends and restates the provisions of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, to make the modifications to the Partnership Agreement necessary and appropriate in connection with the two-for-one split of the Partnership’s common units approved by the Partnership’s managing general partner on April 23, 2014, having a record date of May 30, 2014 and a payment date of June 16, 2014.  A copy of the Partnership Agreement is attached to this Form 8-K as Exhibit 3.1.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

3.1                         The Third Amended and Restated Agreement of Limited Partnership of Alliance Resource Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date:	June 16, 2014